                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  Form 8-K/A

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                        Date of Report: August 6, 1997
                       (Date of earliest event reported)

                    EQUITY COMPRESSION SERVICES CORPORATION
            (Exact name of Registrant as specified in its charter)

           Oklahoma                    0-18205                 73-1345732
   (State of Incorporation)     (Commission File No.)       (I.R.S. Employer
                                                           Identification No.)

2501 Cedar Springs Road
Suite 600
Dallas, Texas
(Address of principal executive offices)

              Registrant's Telephone Number, Including Area Code
                                (214) 953-9560

                               TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----
Item 7.     Financial Statements and Exhibits

        (a) Financial Statements of Ouachita Energy Corporation and Affiliates

            Report of Independent Accounts.................................. F-1

            Combined Balance Sheet as of November 30, 1996 and 1995......... F-2

            Combined Statement of Income
            For the Year Ended November 30, 1996 and 1995................... F-4

            Combined Statement of Retained Earnings
            For the Year Ended November 30, 1996 and 1995.................. F-5

            Combined Statement of Cash Flows
            For the Year Ended November 30, 1996 and 1995.................. F-6

            Notes to Financial Statements.................................. F-7

        (b) Pro Forma Financial Information

            Pro Forma Condensed Consolidated Balance Sheet
            as of June 30 and May 31, 1997 (unaudited)..................... P-1

            Notes to Unaudited Pro Forma Condensed Consolidated Balance
            Sheet.......................................................... P-2

            Pro Forma Condensed Consolidated Statement of Operations (unaudited)
            For the Six Months Ended June 30 and May 31, 1997.............. P-3

            Pro Forma Condensed Consolidated Statement of Operations (unaudited)
            For the Year Ended December 31 and November 30, 1996........... P-4

            Notes to Unaudited Pro Forma Condensed Consolidated Statements of
            Operations..................................................... P-5

            Cautionary Statement........................................... P-6

(c) The following exhibits were included in the Registrant's Form 8-K to which this Form 8-K/A is an amendment at the pages indicated on the
    Exhibit Index thereto following the signature page thereof and are, together with such Exhibit Index, incorporated by reference herein:

    Agreement and Plan of Merger dated as of May 15, 1997 by and among the Company, OEC Acquisition Corporation, Ouachita Energy Corporation, and Dennis W. Estis.

    First Amendment to Agreement and Plan of Merger dated as of July 30, 1997 by and among the Company, OEC Acquisition Corporation, Ouachita Energy Corporation, and Dennis W. Estis.

    Asset Purchase and Sales Agreement dated as of May 15, 1997 by and among the Company, OEC Acquisition Corporation, Ouachita Energy Partners, Ltd., Ouachita Compression Partners, L.L.C., and Dennis W. Estis.

    First Amendment to Asset Purchase and Sales Agreement dated as of July 30, 1997 by and among the Company, OEC Acquisition Corporation, Ouachita Energy Partners, Ltd., Ouachita Compression Partners, L.L.C. and Dennis
    W. Estis.

    Note Agreement dated July 31, 1997 by and between the Company and Prudential Life Insurance Company of America.

    Subordinated Note and Warrant Purchase Agreement dated July 31, 1997 by and between the Company and Prudential Life Insurance Company of America.

    Registration Rights Agreement dated as of July 31, 1997 by and between the Company and Prudential Life Insurance Company of North America.

    Participation Agreement dated July 31, 1997 by and among the Company, Prudential Life Insurance Company of North America and certain stockholders of the Company.

    Registration Rights Agreement dated as of August 6, 1997 by and between the Company and certain stockholders named therein.

    Common Stock Purchase Warrant dated July 31, 1997 issued by the Company to Prudential Life Insurance Company of America.

    Fifth Amended Revolving Credit Facility dated as of July 31, 1997 between the Company, certain of its Subsidiaries and the Bank of Oklahoma, N.A.

    Employment Agreement dated as of August 6, 1997 among Ouachita Energy Corporation, the Company and Dennis W. Estis.

    Employment Agreement dated as of August 6, 1997 among Ouachita Energy Corporation, the Company and Andy Payne.

    Employment Agreement dated as of August 6, 1997 among Ouachita Energy Corporation, the Company and Dan McCormick.

                              DONALD, TUCKER AND BETTS
====================(A PROFESSIONAL ACCOUNTING CORPORATION)=====================
                             CERTIFIED PUBLIC ACCOUNTANTS
                              2806 KILPATRICK BOULEVARD
SAM DONALD JR., CPA (Retired)   MONROE, LOUISIANA 71201             MAIL ADDRESS
BARNEY M. TUCKER, CPA                                              P.O. BOX 4088
BRUCE W. BETTS, CPA                                 MONROE, LOUISIANA 71211-4088
   ________                                                       (318) 387-0376
DON S. MEARS, CPA                                             FAX (318) 322-1911
STAN FULLER. CPA

                  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Ouachita Energy Corporation,
Ouachita Energy Partners, Ltd. and
Ouachita Compression Group, LLC
West Monroe, Louisiana

    We have audited the accompanying combined balance sheets of Ouachita Energy Corporation, Ouachita Energy Partners, Ltd. and Ouachita Compression Group, LLC as of November 30, 1996 and November 30, 1995, and the related combined statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Ouachita Energy Corporation, Ouachita Energy Partners, Ltd. and Ouachita Compression Group, LLC as of November 30, 1996 and November 30, 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                       /s/ DONALD, TUCKER & BETTS

                                           DONALD, TUCKER & BETTS
Monroe, Louisiana
January 31, 1997

                         OUACHITA ENERGY CORPORATION,
                      OUACHITA ENERGY PARTNERS, LTD. AND
                       OUACHITA COMPRESSION GROUP, LLC
                            West Monroe, Louisiana


                           COMBINED BALANCE SHEETS
                          NOVEMBER 30, 1996 AND 1995

                                    ASSETS

                                                                1995
                                                   1996      (Restated)
                                               ------------  -----------
CURRENT ASSETS
  Cash and equivalents                         $    221,925  $    99,381
  Accounts and notes receivable                     802,079      653,288
  Income tax receivable                               8,142       87,825
  Prepaid expenses                                   43,915       27,646
  Deferred income tax                               380,199       48,219
  Other current assets                               66,028            0
                                               ------------  -----------

    Total current assets                          1,522,288      916,359
                                               ------------  -----------

PROPERTY AND EQUIPMENT
  Compressor equipment                           26,115,344   23,384,933
  Land and buildings                                277,458       29,107
  Other equipment                                   827,894      877,190
                                               ------------  -----------
                                                 27,220,696   24,291,230
  Less accumulated depreciation                 (11,475,730) (10,014,090)
                                               ------------  -----------

    Net property and equipment                   15,744,966   14,277,140
                                               ------------  -----------

OTHER ASSETS                                        644,368      613,508
                                               ------------  -----------

TOTAL ASSETS                                   $ 17,911,622 $ 15,807,007
                                               ------------  -----------
                                               ------------  -----------

                See accompanying notes to financial statements.

                         LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                1995
                                                   1996      (Restated)
                                               ------------  -----------
CURRENT LIABILITIES
  Accounts payable - trade                      $ 1,740,916  $   351,609
  Current maturities of long-term debt            1,874,696    1,988,420
  Accrued liabilities and other payables            263,936      287,391
  Income tax payable                                 40,306            0
                                               ------------  -----------

    Total current liabilities                     3,919,854    2,627,420

LONG-TERM LIABILITIES
  Long-term debt, less current
   maturities                                     8,937,947    8,366,214
  Deferred income tax                               529,106      533,421
  Customer deposits                                 125,000            0
                                               ------------  -----------

    Total liabilities                            13,511,907   11,527,055
                                               ------------  -----------

STOCKHOLDERS' EQUITY
  Capital stock, common - $1 par value;
   250,000 shares authorized, 237,896
   and 234,175 shares issued and out-
   standing in 1996 and 1995,
   respectively                                     237,896      234,175
  Capital stock, common - $1 par value;
   25,000 shares authorized, 950 shares
   issued and outstanding                               950          950
  Contributed capital                                   500          500
  Additional paid-in capital                        190,223       52,947
  Retained earnings                               3,970,146    3,991,380
                                               ------------  -----------

    Total stockholders' equity,                   4,399,715    4,279,952
                                               ------------  -----------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY                                        $17,911,622  $15,807,007
                                               ------------  -----------
                                               ------------  -----------

                             OUACHITA ENERGY CORPORATION,
                          OUACHITA ENERGY PARTNERS, LTD. AND
                           OUACHITA COMPRESSION GROUP, LLC
                                West Monroe, Louisiana

                            COMBINED STATEMENTS OF INCOME
                        YEARS ENDED NOVEMBER 30, 1996 AND 1995

                                                    1996               1995
                                                -----------         -----------
REVENUE
  Contract revenue                              $ 9,188,602         $ 9,718,881
  Other income                                      151,681              11,642
                                                -----------         -----------
    Total revenue                                 9,340,283           9,730,523
                                                -----------         -----------
OPERATING EXPENSES AND COST
  Cost of contract revenue                        5,214,518           5,633,921
  Selling, general and administrative
   expenses                                       1,877,105           1,470,079
  Depreciation and amortization                   1,608,068           1,396,393
                                                -----------         -----------
    Total operating expenses and cost             8,699,691           8,500,393
                                                -----------         -----------
INCOME FROM OPERATIONS                              640,592           1,230,130
                                                -----------         -----------
OTHER INCOME (EXPENSES)
  Interest income                                    39,298                   0
  Gain on sale of fixed assets                       22,353              55,334
  Interest expense                               (1,027,609)           (992,231)
                                                -----------         -----------
    Total other income (expenses)                  (965,958)           (936,897)
                                                -----------         -----------
INCOME (LOSS) BEFORE INCOME TAXES                  (325,366)            293,233
INCOME TAX BENEFIT (EXPENSE)                        304,132             (55,540)
                                                -----------         -----------
NET INCOME (LOSS)                               $   (21,234)        $   237,693
                                                -----------         -----------
                                                -----------         -----------

                   See accompanying notes to financial statements.

                             OUACHITA ENERGY CORPORATION,
                          OUACHITA ENERGY PARTNERS, LTD. AND
                           OUACHITA COMPRESSION GROUP, LLC
                                West Monroe, Louisiana

                       COMBINED STATEMENTS OF RETAINED EARNINGS
                        YEARS ENDED NOVEMBER 30, 1996 AND 1995


                                                                    1995
                                                    1996         (Restated)
                                                -----------     -----------
BALANCE, beginning of year                      $ 3,991,380     $ 3,753,687

  Net income (loss)                                 (21,234)        237,693
                                                -----------     -----------

BALANCE, end of year                            $ 3,970,146     $ 3,991,380
                                                -----------     -----------
                                                -----------     -----------

                   See accompanying notes to financial statements.

                        OUACHITA ENERGY CORPORATION,
                     OUACHITA ENERGY PARTNERS, LTD. AND
                      OUACHITA COMPRESSION GROUP, LLC
                           West Monroe, Louisiana

                     COMBINED STATEMENTS OF CASH FLOWS
                   YEARS ENDED NOVEMBER 30, 1996 AND 1995

                                                     1996         1995
                                                 -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                              $   (21,234) $   237,693
  Adjustments to reconcile net income to
   net cash provided operating activities:
    Depreciation and amortization                  1,608,068    1,396,393
    Amortization of discount on non-
     interest bearing financial
     instrument                                            0       33,996
    (Gain) loss on disposal of fixed assets          (22,353)     (55,334)
    Deferred income tax expense (benefit)           (336,295)      55,540
    Correction of prior year profits                       0       28,759
    (Increase) decrease in:
      Accounts and notes receivable                  (54,358)      63,716
      Other current assets                           (82,296)      58,990
      Income tax receivable                           79,683      (87,825)
      Other assets                                      (980)           0
   Increase (decrease) in:
     Accounts payable                              1,389,307      (82,015)
     Accrued liabilities and other payable           (23,456)      35,458
     Income tax payable                               40,306            0
                                                 -----------  -----------
       Net cash provided by operating
        activities                                 2,576,392    1,685,371
                                                 -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of equipment                          (3,218,483)  (4,358,484)
  Proceeds from disposal of fixed assets             166,990       80,800
                                                 -----------  -----------

       Net cash used by investing activities      (3,051,493)  (4,277,684)
                                                 -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Loans to stockholders                             (126,360)    (497,529)
  Proceeds from new loans                          2,592,363    4,237,462
  Principal payments on notes payable             (2,134,355)  (1,393,637)
  Customer deposits                                  125,000            0
  Capital stock issued                                 3,721            0
  Additional paid-in capital                         137,276            0
                                                 -----------  -----------
       Net cash provided by financing
        activities                                   597,645    2,346,296
                                                 -----------  -----------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS                                         122,544     (246,017)

CASH AND CASH EQUIVALENTS AT BEGINNING OF
 YEAR                                                 99,381      345,398
                                                 -----------  -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR         $   221,925  $    99,381
                                                 -----------  -----------
                                                 -----------  -----------

                See accompanying notes to financial statements.

                        OUACHITA ENERGY CORPORATION,
                     OUACHITA ENERGY PARTNERS, LTD. AND
                      OUACHITA COMPRESSION GROUP, LLC
                           West Monroe, Louisiana

                       NOTES TO FINANCIAL STATEMENTS
                             NOVEMBER 30, 1996


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF BUSINESS

          Ouachita Energy Corporation provides natural gas compression services on a contractual basis, utilizing compressors owned by it and by Ouachita Energy Partners, Ltd. and Ouachita Compression Group, LLC.

          Ouachita Compression Group, L.L.C. was organized May 23, 1994 as a limited liability company pursuant to the provision of the L.L.C. law. No member is liable as such for the liabilities of the Company. The Company has a limited life to December 31, 2025.

     PRINCIPLES OF COMBINATION

          The accompanying combined financial statements include the accounts of the above-named businesses. All material related-party balances and transactions have been eliminated in combination.

     USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND EQUIVALENTS

          For purposes of reporting cash flows, the Companies include all cash accounts which are not subject to withdrawal restrictions or penalties.

     ACCOUNTS RECEIVABLE

          Management feels all accounts receivable-trade are collectible, therefore, no allowance for doubtful accounts has been established.

     INVENTORIES

          Inventories are stated at the lower of cost (first-in, first-out method) or market. Inventories consist principally of supplies used for repairs and some units in progress.

     PROPERTY AND EQUIPMENT

          Property and equipment are recorded at cost. Depreciation is provided principally on the straight-line method over the estimated useful lives of the respective assets. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of

                        OUACHITA ENERGY CORPORATION,
                     OUACHITA ENERGY PARTNERS, LTD. AND
                      OUACHITA COMPRESSION GROUP, LLC
                           West Monroe, Louisiana

                       NOTES TO FINANCIAL STATEMENTS
                             NOVEMBER 30, 1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     property and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations.

     INCOME TAXES

          OUACHITA ENERGY CORPORATION: Current income taxes are based on the year's income taxable for federal and state reporting purposes.
     Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Accelerated depreciation is used for tax reporting, and straight-line depreciation is used for financial statement reporting.

          OUACHITA ENERGY PARTNERS LTD.: The Company has elected to be taxed under the provision of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes on their respective shares of the corporate income. Accordingly, no provision has been made for federal income tax for the years ended November 30, 1996 and 1995, in the accompanying financial statements.

          OUACHITA COMPRESSION GROUP, L.L.C.: No provision for income taxes is required for Ouachita Compression Group, L.L.C. since the members report their proportionate share of taxable income or loss on their respective income tax returns. Such income or losses are proportionately allocated to the members based on their ownership interests.

     LONG-LIVED ASSETS

          Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset's carrying amount over the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

NOTE 2 - ACCOUNTS AND NOTES RECEIVABLE

                                                     1996         1995
                                                   --------     --------
     Accounts receivable - trade                   $647,849     $638,952
     Accounts receivable - employees                 59,798       14,336
     Notes receivable - stockholder                  94,432            0
                                                   --------     --------
                                                   $802,079     $653.288
                                                   --------     --------
                                                   --------     --------

                        OUACHITA ENERGY CORPORATION,
                     OUACHITA ENERGY PARTNERS, LTD. AND
                      OUACHITA COMPRESSION GROUP, LLC
                           West Monroe, Louisiana

                       NOTES TO FINANCIAL STATEMENTS
                             NOVEMBER 30, 1996


NOTE 2 - ACCOUNTS AND NOTES RECEIVABLE (Continued)

          Notes receivable consists of a series of demand notes from the majority stockholder of Ouachita Energy Corporation. The notes specify an interest rate that is .25% over Bank One's prime rate and they total $450,574. Additionally, Ouachita Energy Corporation has certain accounts payable owed to an entity that is solely owned by its majority stockholder. The accounts payable total $356,142 and have been offset against the notes receivable in the accompanying financial statements.

            Notes receivable                       $ 450,574
            Accounts payable                        (356,142)
                                                   ---------
                                                   $  94,432
                                                   ---------
                                                   ---------

NOTE 3 - PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                             November 30, 1996
                            --------------------------------------------------
                            Life In                 Accumulated     Remaining
                             Years         Cost     Depreciation     Balance
                            -------   -----------   ------------   -----------
  Land                            -   $   229,612   $         0    $   229,612
  Buildings                  5-31.5        47,846         7,831         40,015
  Furniture and fixtures     5 - 12        67,005        27,884         39,121
  Vehicles                   3 -  5       115,851       102,647         13,204
  Equipment                  3 - 10       645,038       438,361        206,677
  Compressor equipment       7 - 14    26,115,344    10,899,007     15,216,337
                                      -----------   -----------    -----------
                                      $27,220,696   $11,475,730    $15,744,966
                                      -----------   -----------    -----------
                                      -----------   -----------    -----------
                                             November 30, 1995
                            --------------------------------------------------
                            Life In                 Accumulated     Remaining
                             Years         Cost     Depreciation     Balance
                            -------   -----------   ------------   -----------
  Buildings                  5-31.5   $    29,107   $     6,231    $    22,876
  Furniture and fixtures     5 - 12        25,562        23,641          1,921
  Vehicles                   3 -  5       115,851        96,679         19,172
  Equipment                  3 - 10       735,777       409,160        326,617
  Compressor equipment       7 - 14    23,384,933     9,478,379     13,906,554
                                      -----------   -----------    -----------
                                      $24,291,230   $10,014,090    $14,277,140
                                      -----------   -----------    -----------
                                      -----------   -----------    -----------

          Depreciation expense was $1,606,021 and $1,394,346 for the years ended November 30, 1996 and 1995, respectively.

                          OUACHITA ENERGY CORPORATION,
                       OUACHITA ENERGY PARTNERS, LTD. AND
                        OUACHITA COMPRESSION GROUP, LLC
                            West Monroe, Louisiana

                         NOTES TO FINANCIAL STATEMENTS
                              NOVEMBER 30, 1996



NOTE 4 - LONG-TERM DEBT

  Long-term debt consisted of the following:

                                                                      Due Within
               November 30, 1996                        Balance        One Year
  ---------------------------------------------         -------       ----------
  Notes payable to a bank in monthly install-
  ments of principal, based on seven year
  amortization, plus interest at .25% above
  the bank's regional index rate (10.00% at
  November 30, 1996) by:
    Ouachita Energy Corporation                       $ 1,989,732     $  272,732
    Ouachita Energy Partners, Ltd.                      5,921,320        945,131
    Ouachita Compression Group, LLC                     2,138,943        397,091
  with maturity dates ranging from June 30,
  1999, to June 15, 2000

  Note payable by Ouachita Energy Corporation
  to a former stockholder secured by farm
  land,  payable  in  monthly  installments               218,392         47,488
  including interest at 9% through November 1,
  2000

  Unsecured note payable by Ouachita Energy
  Corporation to a former stockholder, payable
  in monthly installments of interest only at
  9% until November 1, 2000, and then monthly             208,452              0
  installments of principal and interest
  through August 31, 2003

  Unsecured, non-interest bearing note payable
  by Ouachita Compression Group, LLC to a
  customer, generally payable by offset for               152,744        152,744
  compression services rendered, with maturity of March, 1997

  Unsecured, non-interest bearing note payable
  by Ouachita Compression Group,  LLC to a
  customer, payable only by offset for                     59,510         59,510
  compression services rendered, with
  indefinite maturity date

  Unsecured, non-interest bearing obligation
  by Ouachita Energy Corporation to an entity             123,550              0
  formerly affiliated with the Company, with          -----------     ----------
  no fixed maturity                                    10,812,643     $1,874,696
                                                                      ----------
  Less current maturities                               1,874,696     ----------
                                                      -----------
  Long-term debt                                      $ 8,937,947
                                                      -----------
                                                      -----------

                          OUACHITA ENERGY CORPORATION,
                       OUACHITA ENERGY PARTNERS, LTD. AND
                        OUACHITA COMPRESSION GROUP, LLC
                             West Monroe, Louisiana
                         NOTES TO FINANCIAL STATEMENTS
                               NOVEMBER 30, 1996

NOTE 4 - LONG-TERM DEBT (Continued)

                                                                      Due Within
               November 30, 1995                        Balance        One Year
  ---------------------------------------------         -------       ----------
  Notes payable to a bank in monthly install-
  ments of principal, based on seven or eight
  year amortization, plus interest at .25%
  above the bank's regional index rate (10.50%
  at November 30, 1995) by:
    Ouachita Energy Corporation                       $ 1,785,371     $  284,990
    Ouachita Energy Partners, Ltd.                      5,667,102        826,774
    Ouachita Compression Group, LLC                     1,917,743        322,248

  Unsecured note payable by Ouachita Energy
  Corporation to a former stockholder, payable
  in monthly installments including interest
  at 9% through May, 1999                                 250,513         64,053

  Unsecured, non-interest bearing note payable
  by Ouachita Compression Group, LLC to a
  customer, generally payable by offset for
  compression services rendered, with maturity
  of November, 1996                                       393,128        393,128

  Unsecured, non-interest bearing note payable
  by Ouachita Compression Group, LLC to a
  customer, payable only by  offset for
  compression services rendered, with
  indefinite maturity date                                210,000         90,000

  Unsecured, Non-interest bearing obligation
  by Ouachita Energy Corporation to an entity
  formerly affiliated with the Company, with
  no fixed maturity                                       123,550              0

  Other unsecured note payable by Ouachita
  Energy Corporation bearing interest at 8%                 7,227          7,227
                                                      -----------     ----------
                                                      $10,354,634     $1,988,420
                                                                      ----------
  Less current maturities                               1,988,420     ----------
                                                      -----------
  Long-term debt                                      $ 8,366,214
                                                      -----------
                                                      -----------

                         OUACHITA ENERGY CORPORATION,
                      OUACHITA ENERGY PARTNERS, LTD. AND
                       OUACHITA COMPRESSION GROUP, LLC
                            West Monroe, Louisiana

                        NOTES TO FINANCIAL STATEMENTS
                              NOVEMBER 30, 1996


NOTE 4 - LONG-TERM DEBT (Continued)

          The long-term debt that was payable to a bank at November 30, 1996 was originally subject to a loan agreement as amended June 17, 1996. This agreement was replaced by a new loan agreement dated January 30, 1997. Current maturities of those notes and the principal payments due in the next five years have been disclosed above based on the terms of the subsequently executed loan agreement. The January 30, 1997 loan agreement is secured by:

          1. A continuing security interest in all compression units, equipment and accounts receivable;

          2. Continuing guaranty agreements of Ouachita Energy Corporation, Ouachita Energy Partners, Ltd., and Ouachita Compression Group, LLC, with the principal stockholder as guarantor and a continuing guaranty of each of the other members of Ouachita Compression Group, LLC; and

          3. Pledge of a life insurance policy on the life the majority stockholder in the amount of $1,250,000.

          The notes payable by Ouachita Compression Group, LLC to customers result from the purchase of compression equipment from such customers, simultaneously with the deployment of the same or similar equipment under contract by Ouachita Energy Corporation to provide compression services to such customers.

          Principal maturities of long-term debt of the Corporations for the next five years are as follows:

                                     Ouachita
                        Ouachita      Energy     Ouachita
                         Energy      Partners   Compression
                         Corp.         Ltd.     Group, LLC     Combined
                      ----------   ----------   -----------  -----------

          1997         $ 320,220   $  945,131   $  609,345   $ 1,874,696
          1998           693,815      980,795      422,039     2,096,649
          1999           703,522    3,326,700      895,704     4,925,926
          2000           496,004      668,694      424,109     1,588,807
          2001            68,509            0            0        68,509
          After 2001     258,056            0            0       258,056
                      ----------   ----------   -----------  -----------

                      $2,540,126   $5,921,320   $2,351,197   $10,812,643
                      ----------   ----------   -----------  -----------
                      ----------   ----------   -----------  -----------

          In connection with the notes payable to a bank, the Companies have agreed to comply with certain loan covenants as specified in the loan agreement with the bank.

                         OUACHITA ENERGY CORPORATION,
                      OUACHITA ENERGY PARTNERS, LTD. AND
                       OUACHITA COMPRESSION GROUP, LLC
                            West Monroe, Louisiana

                        NOTES TO FINANCIAL STATEMENTS
                              NOVEMBER 30, 1996


NOTE 5 - INCOME TAXES

          Components of deferred tax assets and liabilities of Ouachita Energy Corporation were as follows:

      November 30, 1996                 Benefits    Liabilities       Net
  -------------------------            ----------   -----------    ---------
  Current -
    Temporary differences              $  581,828   $  (201,629)  $  380,199
                                       ----------   -----------
  Non-current -
    Temporary differences                       0      (957,478)
    ITC credits                            83,160             0
    AMT credits                           345,212             0
                                       ----------   -----------
                                          428,372      (957,478)    (529,106)
                                       ----------   -----------   ----------
  Total deferred tax assets
   (liabilities)                       $1,010,200   $(1,159,107)  $ (148,907)
                                       ----------   -----------   ----------
                                       ----------   -----------   ----------

       November 30, 1995                Benefits    Liabilities       Net
  -------------------------            ----------   -----------    ---------
  Current -
     Temporary differences               $193,199   $  (153,521)
     Net operating loss carryover           8,541             -
                                       ----------   -----------
                                          201,740      (153,521)  $   48,219
  Non-current -
     Temporary differences                      -      (998,148)
     ITC credits                          119,515             -
     AMT credits                          345,212             -
                                       ----------   -----------

                                          464,727      (998,148)    (533,421)
                                       ----------   -----------   ----------
  Total deferred tax assets
    (liabilities)                        $666,467   $(1,151,669)  $ (485,202)
                                       ----------   -----------   ----------
                                       ----------   -----------   ----------

  Income tax expense (benefit) is comprised of the following:

                                               Ouachita
                                    Ouachita    Energy     Ouachita
                                     Energy    Partners  Compression
       November 30, 1996              Corp.      Ltd.     Group, LLC   Combined
      --------------------         ---------  ---------  -----------   --------
      Current income tax
       expense                     $  32,164     $   0        $   0   $  32,164
      Deferred income tax
       (benefit)                    (336,296)        0            0    (336,296)
                                   ---------     -----        -----   ---------
                                   $(304,132)    $   0        $   0   $(304,132)
                                   ---------     -----        -----   ---------
                                   ---------     -----        -----   ---------

                         OUACHITA ENERGY CORPORATION,
                      OUACHITA ENERGY PARTNERS, LTD. AND
                       OUACHITA COMPRESSION GROUP, LLC
                            West Monroe, Louisiana

                        NOTES TO FINANCIAL STATEMENTS
                              NOVEMBER 30, 1996


NOTE 5 - INCOME TAXES (Continued)
                                               Ouachita
                                    Ouachita    Energy     Ouachita
                                     Energy    Partners  Compression
       November 30, 1995              Corp.      Ltd.     Group, LLC   Combined
      --------------------         ---------  ---------  -----------   --------

      Current income tax
       (benefit)                   $(18,656)     $  -        $   -    $(18,656)
      Deferred income tax
       (expense)                     74,196         -            -      74,196
                                   --------    --------    --------   --------

                                   $ 55,540      $  -        $   -    $ 55,540
                                   --------    --------    --------   --------
                                   --------    --------    --------   --------

          As of November 30, 1996, Ouachita Energy Corporation has approximately $83,160 in unused investment credits to directly offset future federal income tax liabilities. These credits expire in varying amounts in the years 2000-2001.

NOTE 6 - RELATED PARTY TRANSACTIONS

          The Companies incurred the following transactions with related individuals and entities for the years ended November 30, 1996 and 1995:

     November 30, 1996:

          D. Estis           $231,200     Rent expense on office building, shop
                                          and yard, condominium and town house

          B. Estis             12,000     Rent expense on condominium

          T. Nicar             14,037     Leasing expense-vehicles

          DWE, LLC            564,179     Leasing expense-vehicles

          L. Ivy               12,844     Rent expense on computers

          D. McCormick         21,240     Aircraft rental


     November 30, 1995:

          D. Estis           $ 91,200     Rent expense on office building, shop
                                          and yard, condominium and town house

          B. Estis             14,000     Rent expense on condominium

          T. Nicar            101,717     Leasing expense-vehicles

          DWE, LLC            366,877     Leasing expense-vehicles

          L. Ivy               31,289     Rent expense on computers

          D. McCormick         21,240     Aircraft rental

                           OUACHITA ENERGY CORPORATION,
                        OUACHITA ENERGY PARTNERS, LTD. AND
                         OUACHITA COMPRESSION GROUP, LLC
                              West Monroe, Louisiana

                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 30, 1996


NOTE 6 - RELATED PARTY TRANSACTIONS (Continued)

    As of November 30, 1996, Ouachita Energy Corporation had the following account balances with related individuals and corporations:

    Dennis Estis               $ 38,891      Accounts receivable
    Dennis W. Estis             450,574      Notes receivable
    DWE, L.L.C.                 129,374      Accounts payable - vehicle leases
    Dennis Estis                 43,200      Accounts payable
    Tommy Nicar                     300      Accounts payable
    Andy Payne                   10,383      Accounts payable
    Ouachita Compression
     Service, Inc.              123,550      Notes payable, non-interest bearing
    DWE, L.L.C.                 356,142      Deferred accounts payable

    Ouachita Energy Partners, Ltd. had the following account balances with related parties as of November 30, 1996 and 1995:

                                   1996       1995
                                 --------   --------
    Dennis Estis                 $428,054   $424,486   Notes receivable
    Barbara Estis                 179,825    146,851   Notes receivable
    Lavelle Ivy                    31,745     36,359   Notes receivable

    During 1995 the Corporation advanced monies to its shareholders that were recorded as distributions to shareholders. These were actually loans to the shareholders and are recorded as such in the restated financial statement for 1995. The restatement does not affect the net income reported for the year ended November 30, 1995.

NOTE 7 - SIGNIFICANT CONCENTRATION OF CREDIT RISK

    Cash on deposit with financial institutions at November 30, 1996 was at risk to the extent that the deposits exceeded the FDIC insured amounts. The amounts at risk were as follows:

    Ouachita Energy Corporation             $66,035
    Ouachita Energy Partners, Ltd.           13,596
                                            -------
                                            $79,631
                                            -------
                                            -------

    Most of the business activity of the Companies is with companies involved in the oil and gas industry and, therefore, a majority of its revenue is derived from that source. As of November 30, 1996, the receivables from companies involved in the oil and gas industry were $649,849.

NOTE 8 - NON-MONETARY TRANSACTIONS

    As disclosed in Note 4, Ouachita Compression Group, LLC exchanged compression services as payment on its debt. The amounts exchanged were $150,490 and $64,494 during the years ended November 30, 1996 and 1995, respectively.

                          OUACHITA ENERGY CORPORATION,
                       OUACHITA ENERGY PARTNERS, LTD. AND
                         OUACHITA COMPRESSION GROUP, LLC
                             West Monroe, Louisiana

                            NOTES TO FINANCIAL STATEMENTS
                                  NOVEMBER 30, 1996


NOTE 9 - COMMITMENTS AND CONTINGENCIES

  GUARANTOR OF DEBT

    Ouachita Energy Corporation was contingently liable at November 30, 1996 as a guarantor of a note payable by an employee to a Bank dated August 9, 1993 in the amount of $63,626, secured by a first security interest on an airplane.

  STOCK OPTIONS

    The Companies have agreed to grant an option whereby their chief financial officer may acquire a ten percent (10%) interest in each of the Companies. The option may be exercised by his payment of an amount that equals ten percent (10%) of an estimated fair market value of the Companies, inclusive of its option price, as of his date of employment (which value is substantially in excess of book value). The option becomes exercisable annually in three equal installments on his employment anniversary dates, and remains exercisable for a period of ten years.

  LONG-TERM LEASE OF PREMISES

    Ouachita Energy Corporation leases its offices and facilities from the majority stockholder. The lease requires monthly payments of $20,000 and is classified as an operating lease. In addition, the Company is responsible for all taxes, insurance, maintenance and utilities. The primary term of the lease expires January 31, 2006 and may be renewed for two additional terms of five years each with increases of the lease payments based on changes in the
  U. S. Department of Labor Cost of Living Index. Minimum future lease payments on this lease at November 30, 1996, are as follows:

                  1997                   $  240,000
                  1998                      240,000
                  1999                      240,000
                  2000                      240,000
                  2001                      240,000
                  Thereafter              1,020,000
                                         ----------
                                         $2,220,000
                                         ----------
                                         ----------

    Rent expenses under this lease were $200,000 for the year ended November 30, 1996, plus taxes, insurance, maintenance and utilities.

  LONG-TERM LEASE OF AIRCRAFT

    Ouachita Energy Corporation leases an airplane from an employee. The lease requires monthly payments of $1,770 and is classified as an operating lease. The lease expires February 15, 1998. Minimum future lease payments on this lease at November 30, 1996, are as follows:

                          OUACHITA ENERGY CORPORATION,
                       OUACHITA ENERGY PARTNERS, LTD. AND
                        OUACHITA COMPRESSION GROUP, LLC
                             West Monroe, Louisiana

                         NOTES TO FINANCIAL STATEMENTS
                               NOVEMBER 30, 1996


NOTE 9 - COMMITMENTS AND CONTINGENCIES (Continued)

                  1997                      $21,240
                  1998                        3,540
                                            -------
                                            $24,780
                                            -------
                                            -------

    Rent expenses under this lease were $21,240 for the year ended November 30, 1996.

NOTE 10 - SUBSEQUENT EVENTS

  LOAN AGREEMENT

    All of the Companies entered into a Loan Agreement with a bank at January 30, 1997, as disclosed in Note 4 above. In connection with the notes payable to the bank, the Companies have agreed to comply with certain loan covenants as specified in the Loan Agreement.

  LONG-TERM LEASE OF COMPRESSOR

    Ouachita Compression Group, LLC, entered into a long-term lease of compressor equipment located in Rusk Co., Texas at December 30, 1996. The lease is non-cancelable, is classified as an operating lease, and requires monthly payments of $8,065.09. The lease expires December 15, 2003. Minimum future lease payments on this lease are as follows:

                  1997                     $ 96,781
                  1998                       96,781
                  1999                       96,781
                  2000                       96,781
                  2001                       96,781
                  Thereafter                193,563
                                           --------
                                           $677,468
                                           --------
                                           --------

NOTE 10 - CASH FLOW INFORMATION

    Supplemental cash flow information for the years ended November 30, 1996 and 1995 is as follows:

                                               1996           1995
                                             --------       --------
  Cash payments for interest                 $986,509       $941,002
  Cash payments for income taxes                    0        110,046

               EQUITY COMPRESSION SERVICES CORPORATION AND SUBSIDIARIES

         ---------------------------------------------------------------------

                           PRO FORMA CONDENSED CONSOLIDATED
                            FINANCIAL STATEMENTS-UNAUDITED

                  For the Six Months Ended June 30 and May 31, 1997
                 and the Year Ended December 31 and November 30, 1996

EQUITY COMPRESSION SERVICES CORPORATION
PRO FORMA FINANCIAL STATEMENTS

                                     JUNE 30, 1997   MAY 31, 1997
                                            (In thousands)
  BALANCE SHEET                           ECSC           OEC         ADJUSTMENTS     CONSOLIDATED
    Current Assets:
    Cash and cash equivalents           $     6       $    304         $               $   310
    Accounts receivable                   1,282            549                           1,831
    Notes receivable                          4            616                             620
    Compressors and compressor
     parts inventory                      2,761            195                           2,956
    Other                                   153             73                             226
                                        -------       --------         --------        -------
      Total current assets                4,206          1,737               -           5,943
                                        -------       --------         --------        -------
    Property and equipment, net          26,149         16,205           27,264 (a)     69,618
                                        -------       --------         --------        -------
    Goodwill and other
     intangibles net                        754              -                             754
    Other assets, net                         2              -                               2
                                        -------       --------         --------        -------
    Total Assets                        $31,111        $17,942         $ 27,264        $76,317
                                        -------       --------         --------        -------
                                        -------       --------         --------        -------
  Current Liabilities:
    Current portion of
     long-term debt                     $    10        $     -         $               $    10
    Accounts payable and
     accrued liabilities                  2,016          1,727                           3,743
    Income tax payable                      100              5                             105
                                        -------       --------         --------        -------
      Total Current Liabilities           2,126          1,732               -           3,858

    Long-term debt                       10,549         11,307           11,528 (b)     33,384
    Deferred income taxes                 3,489            143            7,956 (a)     11,588
    Other                                    89              -                              89
                                        -------       --------         --------        -------
    Total Liabilities                    16,253         13,182           19,484         48,919
                                        -------       --------         --------        -------
  Stockholders' equity                   14,858          4,760           12,540 (b)     27,398
                                                                         (4,760)(c)
                                        -------       --------         --------        -------
  Total Liabilities and
   Stockholders' Equity                 $31,111        $17,942         $ 27,264        $76,317
                                        -------       --------         --------        -------
                                        -------       --------         --------        -------

                                  SEE ACCOMPANYING NOTES.

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
                          CONSOLIDATED BALANCE SHEET

  The pro forma condensed consolidated balance sheet, which has been prepared utilizing the historical balance sheet of Equity Compression Services Corporation and subsidiaries and Ouachita Energy Corporation and affiliates as of June 30 and May 31, 1997, is based upon the assumption that the acquisition by Equity Compression Services accounted for under the purchase method, occurred as of June 30, 1997 and includes the following pro forma adjustments.

  (a) Adjustment to reflect the allocation of the total purchase price for Ouachita Energy Corporation and affiliates of $36,305,000 in cash, debt assumption and the issuance of 7,600,000 shares of common stock to the assets acquired and liabilities assumed and the recording of deferred tax associated with the acquisition.

  The final allocation of the purchase price is contingent upon the receipt of final information on the acquired assets, but is not expected to differ materially from the preliminary allocation herein.

(b) To reflect additional net borrowings and 7,600,000 shares of newly issued common stock of Equity Compression Services Corporation associated with the acquisition.

(c) To eliminate Ouachita Energy Corporation and affiliates shareholders' equity.

  The pro forma balance sheet should be read in conjunction with the financial statements and notes of Equity Compression Services Corporation and Ouachita Energy Corporation as of June 30 and May 31, 1997 and December 31 and November 30, 1996.

EQUITY COMPRESSION SERVICES CORPORATION
PRO FORMA FINANCIAL STATEMENTS

                                                SIX MONTHS ENDED
                                         JUNE 30, 1997   MAY 31, 1997
                                             (In thousands except
                                               per share amounts)
STATEMENT OF OPERATIONS                      ECSC            OEC        ADJUSTMENTS      CONSOLIDATED
Revenues:
  Oil and gas sales                      $    1,188       $        -    $                 $    1,188
  Compressor sales and re-manufacturing         528                -                             528
  Compressor rentals and service fees         3,427            5,478                           8,905
  Other                                           -              156                             156
                                         ----------       ----------    -----------       ----------
      Total revenues                          5,143            5,634             -            10,777
                                         ----------       ----------    -----------       ----------
Expenses:
  Operating costs - oil and gas                 376                -                             376
  Cost of compressor sales and
    re-manufacturing                            464                -                             464
  Operating costs - compressors               1,337            2,778                           4,115
  Depreciation, depletion and
    amortization                              1,229              943            534 (a)        2,706
  General and administrative                  1,350            1,094                           2,444
                                         ----------       ----------    -----------       ----------
      Total expenses                          4,756            4,815           (534)          10,105
                                         ----------       ----------    -----------       ----------

Income (loss) from operations                   387              819           (534)             672

Other income (expense):
  Interest income and other                       1               14                              15
  Interest expense                             (338)            (549)          (398)(b)       (1,285)
                                         ----------       ----------    -----------       ----------
                                               (337)            (535)          (398)          (1,270)
                                         ----------       ----------    -----------       ----------

Income (loss) before income taxes                50              284           (932)            (598)

Income tax benefit (expense)                    (19)               4            219 (c)          204
                                         ----------       ----------    -----------       ----------

Net income (loss)                        $       31       $      288    $      (713)      $     (394)
                                         ----------       ----------    -----------       ----------
                                         ----------       ----------    -----------       ----------
Loss per common share                    $        -                                       $    (0.01)
                                         ----------                                       ----------
                                         ----------                                       ----------
Weighted average number of
  shares outstanding                         21,088                           7,600 (d)       28,688
                                         ----------                     -----------       ----------
                                         ----------                     -----------       ----------

                                                         See accompanying notes.

EQUITY COMPRESSION SERVICES CORPORATION
PRO FORMA FINANCIAL STATEMENTS

TWELVE MONTHS ENDED
                                         DECEMBER 31, 1996     NOVEMBER 30, 1996
                                         (In thousands except per share amounts)
STATEMENT OF OPERATIONS                         ESCS                   OEC          ADJUSTMENTS     CONSOLIDATED
                                            $0,000,000             $0,000,000      $ 0,000,000)(m)   $0,000,000
Revenues:
                                            $0,000,000             $0,000,000      $ 0,000,000)(m)   $0,000,000
  Oil and gas sales                         $    1,821             $        -      $                 $    1,821
  Compressor sales and re-manufacturing          1,177                      -                             1,177
  Compressor rentals and service fees            6,445                  9,188                            15,633
  Other                                              -                    152                               152
                                            ----------             ----------      -----------       ----------
      Total revenues                             9,443                  9,340                -           18,783
                                            ----------             ----------      -----------       ----------

Expenses:
  Operating costs - oil and gas                    516                      -                               516
  Cost of compressor sales and
    re-manufacturing                               894                      -                               894
  Operating costs - compressor                   2,643                  5,214                             7,857
  Depreciation, depletion and
    amortization                                 2,201                  1,608            1,347 (a)        5,156
  General and administrative                     2,080                  1,877                             3,957
  Loss On Sale of Assets                           437                                                      437
                                            ----------             ----------      -----------       ----------
      Total expenses                             8,771                  8,699            1,347           18,817
                                            ----------             ----------      -----------       ----------

Income (loss) from operations                      672                    641           (1,347)             (34)

Other income (expense):
  Interest income and other                         26                     62                                88
  Interest expense                                (927)                (1,028)            (795)(b)       (2,750)
                                            ----------             ----------      -----------       ----------
                                                  (901)                  (966)            (795)          (2,662)
                                            ----------             ----------      -----------       ----------
Loss before income taxes                          (229)                  (325)          (2,142)          (2,696)
Income tax benefit                                  69                    304              605 (c)          978
                                            ----------             ----------      -----------       ----------
Net loss                                    $     (160)            $      (21)     $    (1,537)      $   (1,718)
                                            ----------             ----------      -----------       ----------
                                            ----------             ----------      -----------       ----------
Loss per common share                       $     (0.01)           $                                 $    (0.08)
                                            ----------                                               ----------
                                            ----------                                               ----------
Weighted average number of
  shares outstanding                            13,687                                   7,600 (d)       21,287
                                            ----------                             -----------       ----------
                                            ----------                             -----------       ----------


                                                         See accompanying notes.

                        NOTES TO UNAUDITED PRO FORMA CONDENSED
                         CONSOLIDATED STATEMENT OF OPERATIONS

The pro forma condensed statement of operations, which have been prepared utilizing the historical statements of operations of Equity Compression Services Corporation and subsidiaries and Ouachita Energy Corporation and affiliates for the year ended December 31 and November 30, 1996 and the six months ended June 30 and May 31, 1997, are based upon the assumption that the acquisition by Equity Compression Services Corporation, accounted for under the purchase method, occurred as of January 1, 1996 and include the following pro forma adjustments.

(a) Adjustment to depreciation expense due to increase in value of fixed assets acquired associated with the acquisition.

(b) Adjustment to reflect increase in interest expense on debt issued associated with the acquisition.

(c) Adjustment to income tax expense recognized to reflect expense associated with consolidated results of operations.

(d) To reflect issuance of shares of common stock of Equity Compression Services Corporation associated with the acquisition.

The pro forma financial statements should be read in conjunction with the financial statements and notes of Equity Compression Services Corporation and Ouachita Energy Corporation for the year ended December 31 and November 30, 1996 and the six months ended June 30 and May 31, 1997. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future.

                                 CAUTIONARY STATEMENT

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements which reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors (which are described in more detail elsewhere in documents filed by the Company with the Securities and Exchange
Commission) include, but are not limited to, uncertainties relating to general economic conditions and cyclical industry conditions, uncertainties relating to government and regulatory policies, volatile and unpredictable developments (including storms and catastrophes), the legal environment, the uncertainties of the reserving process and the competitive environment in which the Company operates. The words "believe", "expect", "anticipate", "project", "plan", and similar expressions, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

                              SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 EQUITY COMPRESSION SERVICES CORPORATION



                                             JACK D. BRANNON
                                 ---------------------------------------------
                                 By:  /s/ Jack Brannon
                                      Jack Brannon, Senior Vice President
                                      Chief Financial Officer and Treasurer

Date: October 20, 1997